Exhibit 99.1

Envoy Medical Announces Addition of Medical Device Manufacturing Experience to its Board of Directors to Prepare for Scaling

WHITE BEAR LAKE, Minn., June 11, 2024 (GLOBE NEWSWIRE) -- Envoy Medical®, Inc. (“Envoy Medical”) (Nasdaq: COCH) today announced the appointment of Michael Crowe to the Envoy Medical Board of Directors effective June 7, 2024. Envoy Medical is currently sponsoring an Early Feasibility Study at Mayo Clinic in Rochester, Minnesota for its investigational fully implanted Acclaim® Cochlear Implant. Envoy Medical expects to begin a larger pivotal clinical study for its device later in 2024.

Mr. Crowe, who received his BS in Electrical Engineering from the University of Louisville and his MBA from Duke University, has decades of experience helping companies grow operations quickly and efficiently without sacrificing quality. After starting his career at General Electric, he has served in management at medical device powerhouses Johnson & Johnson, Covidien Surgical Devices (now part of Medtronic), and Abbott Vascular. He is currently the Senior Vice President of Operations for Bioventus, LLC. Mr. Crowe will qualify as an Independent Director and serve on the Compensation Committee.

“Envoy Medical appears well-positioned to disrupt and further grow an existing market with an incredibly transformational technology,” said Mr. Crowe, “In order to take full advantage of the opportunity, we will need to prepare ourselves for rapid growth with discipline and rigor by making intelligent choices. Brent and his team are moving in the right direction, and I look forward to lending my decades of expertise to help the company achieve its full potential.”

“Michael is a seasoned medical device executive who specializes in quickly expanding operations and ensuring a business is doing the right things to maintain quality throughout periods of growth and transformation,” said Brent Lucas, Chief Executive Officer of Envoy Medical, “We look forward to leaning on his experience and guidance as we prepare ourselves for what we believe will be an exciting future.”

Envoy Medical’s Nominating and Corporate Governance Committee, chaired by Janis Smith-Gomez, and Envoy Medical’s management team prioritized a variety of skills and competencies before identifying and vetting potential candidates. Envoy Medical sought an independent director who is a proven, successful business and people leader with a formidable career spanning supply chain, manufacturing and operations with deep engineering expertise and launch excellence who could guide and mentor a management team preparing to bring a disruptive medical device to market.

Prior to the appointment of Mr. Crowe, Dr. Whitney Haring-Smith, a Managing Partner of Anzu Partners, resigned from the Board of Directors. Dr. Haring-Smith served as the Chair of the Compensation Committee and a Class I director, whose regular term would otherwise have concluded later this year.

“It has been an honor to serve on the board of Envoy Medical, which I believe has the potential to transform hearing health. I have confidence in the board of directors and management team going forward to deliver on the potential of the technology. I am grateful to Michael Crowe for providing his deep industry and operations expertise to help guide the company in these critical areas,” commented Dr. Haring-Smith.

“Whitney’s contribution to Envoy Medical was instrumental in the business combination that transitioned us to the public markets,” said Brent Lucas, “Whitney making room for a new director to help guide us through our next chapter is an example of his exemplary leadership, inclusive approach, and commitment to helping Envoy Medical succeed.”

Anzu Partners, a growing investment firm focusing on industrial and life science technology companies with the potential to transform their industries, has a common and preferred equity position in Envoy Medical.

About the Fully Implanted Acclaim® Cochlear Implant

We believe the fully implanted Acclaim Cochlear Implant (“Acclaim CI”) will be a first-of-its-kind fully implanted cochlear implant. Envoy Medical’s fully implanted technology includes a sensor designed to leverage the natural anatomy of the ear instead of a microphone to capture sound.

The Acclaim CI is designed to address severe to profound sensorineural hearing loss that is not adequately addressed by hearing aids. The Acclaim CI is expected to be indicated for adults who have been deemed adequate candidates by a qualified physician.

The Acclaim Cochlear Implant received the Breakthrough Device Designation from the U.S. Food and Drug Administration (FDA) in 2019. We believe the Acclaim CI was the first hearing-focused device to receive Breakthrough Device Designation.

CAUTION The fully implanted Acclaim Cochlear Implant is an investigational device. Limited by Federal (or United States) law to investigational use.

About the Esteem® Fully Implanted Active Middle Ear Implant (FI-AMEI)

The Esteem fully implanted active middle ear implant (FI-AMEI) is the only FDA-approved, fully implanted* hearing device for adults diagnosed with moderate to severe sensorineural hearing loss allowing for 24/7 hearing capability using the ear’s natural anatomy. The Esteem FI-AMEI hearing implant is invisible and requires no externally worn components and nothing is placed in the ear canal for it to function. Unlike hearing aids, you never put it on or take it off. You can’t lose it. You don’t clean it. The Esteem FI-AMEI hearing implant offers true 24/7 hearing.

*Once activated, the external Esteem FI-AMEI Personal Programmer is not required for daily use.

Important safety information for the Esteem FI-AMEI can be found at: https://www.envoymedical.com/safety-information.

Additional Information and Where to Find It

Copies of the documents filed by Envoy Medical with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-Looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such statements may include, but are not limited to, statements regarding the expectations of Envoy Medical concerning the outlook for its business, productivity, plans and goals for future operational improvements and capital investments, the availability and benefits of future funding, the Acclaim CI being the first to market fully implanted cochlear implant, the timing of Envoy Medical’s IDE submission and beginning of its clinical trial, the effect of such clinical trial on the development of Envoy Medical’s business, and future market conditions or economic performance, as well as any information concerning possible or assumed future operations of Envoy Medical. The forward-looking statements contained in this press release reflect Envoy Medical’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. Envoy Medical does not guarantee that the transactions and events described will happen as described (or that they will happen at all). These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to changes in the market price of shares of Envoy Medical’s Class A Common Stock; Envoy Medical’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; unpredictability in the medical device industry, the regulatory process to approve medical devices, and the clinical development process of Envoy Medical products; competition in the medical device industry, and the failure to introduce new products and services in a timely manner or at competitive prices to compete successfully against competitors; disruptions in relationships with Envoy Medical’s suppliers, or disruptions in Envoy Medical’s own production capabilities for some of the key components and materials of its products; changes in the need for capital and the availability of financing and capital to fund these needs; changes in interest rates or rates of inflation; legal, regulatory and other proceedings could be costly and time-consuming to defend; changes in applicable laws or regulations, or the application thereof on Envoy Medical; a loss of any of Envoy Medical’s key intellectual property rights or failure to adequately protect intellectual property rights; the effects of catastrophic events, including war, terrorism and other international conflicts; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in the Annual Report on Form 10-K filed by Envoy Medical on April 1, 2024, and in other reports Envoy Medical files, with the SEC. If any of these risks materialize or Envoy Medical’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While forward-looking statements reflect Envoy Medical’s good faith beliefs, they are not guarantees of future performance. Envoy Medical disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Envoy Medical.

###

Investor Contact:

CORE IR
516-222-2560
investorrelations@envoymedical.com

3